SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 24, 1998




                              ELSINORE CORPORATION
            (Exact name of registration as specified in its charter)


   STATE OF NEVADA                        1-7831                   880117544
   (State or other                   (Commission File            (IRS Employer
   Jurisdiction)                          Number)              of Incorporation
                                                             Identification No.)



   202 Fremont Street                                                89101
   Las Vegas, Nevada                                              (Zip Code)
   (Address of principal
   executive offices)



           Registrant's telephone, including area code: (702) 385-4011

Item 5.  Other Events.

         On March 23, 1998, Elsinore Corporation (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99 and incorporated by reference herein, regarding the notice the Company received from R&E Gaming Corp. ("R&E") about the Agreement and Plan of Merger dated as of September 15, 1997 (the "Merger Agreement"). The notice reports R&E's intention not to proceed with the acquisition of the Company.

Item 7.  Financial Statements and Exhibits

Exhibit No.                     Description                          Page Number


    99              Press Release of the Company                         3
                    dated March 23, 1998





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  March 24, 1998


                                    ELSINORE CORPORATION

                                    By: /s/ Jeffrey T. Leeds
                                    Jeffrey T. Leeds
                                    President


                                    By: /s/ S. Barton Jacka
                                    S. Barton Jacka
                                    Secretary and Treasurer

                                   EXHIBIT 99

                                  PRESS RELEASE

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                               LAS VEGAS, NV 89101

FOR IMMEDIATE RELEASE
Monday, March 23, 1998


  Paulson's Company Notifies Elsinore Of Intention Not To Proceed With Merger


LAS VEGAS, Nevada, March 23, 1998...Elsinore Corporation has been notified by R&E Gaming Corp. ("R&E"), through its president, Allen E. Paulson, of R&E's intention not to proceed with the acquisition of Elsinore. As the grounds for its position, R&E has alleged, among other things, violations by Elsinore of its merger agreement with R&E, violations of law and misrepresentations by Elsinore's controlling shareholder and the non-satisfaction of certain conditions to completing the merger. Elsinore rejects the allegations against it by R&E and is of the view that R&E is required to complete the merger, subject to approval by gaming authorities. Elsinore is reserving all of its rights with respect to R&E's legal obligations.


CONTACT:  Elsinore Corporation (702)385-4011.